Exhibit 10.4

DEED OF INDEMNIFICATION
This DEED OF INDEMNIFICATION (this “Deed”) is dated August 21, 2017 between (i) Weatherford International Ltd., a Bermuda exempted company with its registered office located at 2 Church Street, Clarendon House, Hamilton HM11, Bermuda (the “Company”) and (ii) Karl Blanchard (“Indemnitee”).
WHEREAS, Weatherford International plc (“Weatherford Ireland”) is the Company’s ultimate parent company;
WHEREAS, highly skilled and competent persons are becoming more reluctant to serve public companies as directors, officers and or employees unless they are provided with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such companies and uncertainties relating to indemnification increase the difficulty of attracting and retaining such persons;
WHEREAS, the Company and Indemnitee are aware of provisions under Irish law that may limit the level of indemnification available to directors, officers and/or employees of Weatherford Ireland;
WHEREAS, the Board has determined that an inability to attract and retain such persons is detrimental to the best interests of the Company and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;
WHEREAS, the Company desires to ensure that Weatherford Ireland benefits from the services of highly skilled and competent persons such as Indemnitee;
WHEREAS, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify Indemnitee to the fullest extent permitted by Bermuda law so that Indemnitee will serve or continue to serve Weatherford Ireland free from undue concern that Indemnitee will not be so indemnified;
WHEREAS, the Company has requested that, at or following the date of this Deed, Weatherford Ireland guarantee certain debt and take other actions for the benefit of the Company. In partial consideration therefor, the Company has agreed to provide, from time to time after the date of this Deed, indemnity and other rights to the directors, officers and/or employees of Weatherford Ireland; and
WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of Weatherford Ireland and, as partial consideration for agreeing to do so, the Company has agreed to enter into this Deed with Indemnitee.
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
ARTICLE 1
INTERPRETATION

1.1    In this Deed unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act;

“Assets” mean the assets (of any kind) owned by Weatherford Ireland, including, without limitation, the securities of Weatherford Ireland’s Subsidiaries and any of the assets owned by Weatherford Ireland’s Subsidiaries.
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;
“Board” means the board of directors of the Company;
“Board Designee” means any officer or director of the Company as may be designated by the Board from time to time to exercise the rights of the Board Designee set forth in ARTICLE 5 in lieu of the Board unless otherwise determined by the Board (it being acknowledged that the Board has authorized and approved that any of the Chief Executive Officer or General Counsel of the Company may act as a Board Designee under this Deed until such time as otherwise determined by the Board); provided that no action taken by a Board Designee shall be valid unless notice thereof is promptly delivered to the Board and any such action shall not be in respect of any Proceedings to which such Board Designee was, is or is reasonably expected to be a party and provided further that the Board may revoke the powers of any Board Designee at any time by written notice to the Board Designee; any such revocation shall not affect any prior act of a Board Designee unless such act is determined by the Board to have been taken by the Board Designee in bad faith;
“Business Day” means any day on which banks in Bermuda are open for business;
“Change in Control” means the occurrence of any event set forth in any one of the following paragraphs:
any Person is or becomes the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of either (A) the then outstanding registered shares of Weatherford Ireland (the “Outstanding Company Registered Shares”) or (B) the combined voting power of the then outstanding voting securities of Weatherford Ireland entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), excluding any Person who becomes such a Beneficial Owner in connection with a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;
individuals, who, as of the date of this Deed, constitute the board of directors of Weatherford Ireland (the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the such board; provided that any individual becoming a director subsequent to the date of this Deed whose election, or nomination for election by Weatherford Ireland’s shareholders, was approved by a vote of at least two-thirds (2/3) of the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of Weatherford Ireland;
the consummation of an acquisition, reorganization, reincorporation, redomestication, merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of Weatherford Ireland or any of its Subsidiaries or the sale, transfer or other disposition of all or substantially all of Weatherford Ireland’s Assets (any of which a “Corporate Transaction”), unless, following such Corporate Transaction or series of related Corporate Transactions, as the case may be, (A) all of the individuals and Entities who were the Beneficial Owners, respectively, of the Outstanding Company Registered Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction own or beneficially own, directly or indirectly, more than sixty-six and two-thirds percent (66-2/3%) of, respectively, the Outstanding Company Registered Shares and the combined voting power of the Outstanding Company Voting Securities entitled to vote generally in the election of directors (or other governing body), as the case may be, of the Entity resulting from such Corporate Transaction (including, without limitation, an Entity (including any new parent Entity) which as a result of such transaction owns Weatherford Ireland or all or substantially all of Weatherford Ireland‘s Assets either directly or through one (1) or more Subsidiaries or Entities) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Registered Shares and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any Entity resulting from such Corporate Transaction or any employee benefit plan (or related trust) of Weatherford Ireland or such Entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the Entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such Entity except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least two-thirds (2/3) of the members of the board of directors (or other governing body) of the Entity resulting from such Corporate Transaction were members of the Incumbent Board at the time of the approval of such Corporate Transaction; or
approval or adoption by the board of directors of Weatherford Ireland or the shareholders of Weatherford Ireland of a plan or proposal which could result directly or indirectly in the liquidation, transfer, sale or other disposal of all or substantially all of Weatherford Ireland’s Assets or the dissolution of Weatherford Ireland, excluding any transaction that complies with clauses (A), (B) and (C) of paragraph (iii) above;
“Companies Act” means the Companies Act 1981 of Bermuda;
“Corporate Status” means the status of a person who is or was a director, officer, employee, agent, or fiduciary of Weatherford Ireland or any other Group Company, or is or was serving at the request of Weatherford Ireland and/or the Company as a director, officer, employee, agent or fiduciary of any other company, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other Entity or enterprise;
“Court” means the Supreme Court of Bermuda;
“Deed” means this Deed of Indemnification;
“Disinterested Director” means a director of the Company who is not or was not a party to a Proceeding in respect of which indemnification is sought by Indemnitee;
“Entity” means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time;
“Expenses” shall mean all costs, expenses, and obligations paid or incurred in connection with investigating, litigating, being a witness in, defending or participating in, or preparing to litigate, defend, be a witness in or participate in any matter that is the subject of a Proceeding, including attorneys’, experts’ and accountants’ fees and court costs;
“Group Companies” means Weatherford Ireland and each Subsidiary of Weatherford Ireland (wherever incorporated or organized);
“Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company, Weatherford Ireland or Indemnitee in any matter material to any such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing any of the Company, Weatherford Ireland or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Deed;
“Parties” means the parties to this Deed collectively, and “Party” means any one of them;
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Weatherford Ireland or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under terms of an employee benefit and compensation plans, agreements, arrangements, programs, policies, practices, contracts or agreement of Weatherford Ireland and its Affiliated companies (collectively, “Benefit Plans”), (iii) an underwriter temporarily holding securities pursuant to an offering by Weatherford Ireland of such securities, or (iv) a corporation or other Entity owned, directly or indirectly, by the shareholders of Weatherford Ireland in the same proportions as their ownership of registered shares of Weatherford Ireland;
“Proceeding” means any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened, pending or completed proceeding, inquiry, hearing or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (including, but not limited to, the investigation, defense, settlement or appeal of any of the forgoing); and
“Subsidiary” means any majority-owned subsidiary of Weatherford Ireland or any majority-owned subsidiary thereof, or any other Entity in which Weatherford Ireland owns, directly or indirectly, a significant financial interest; provided that the Chief Executive Officer of Weatherford Ireland designates such Entity to be a Subsidiary for the purposes of this Agreement.

1.2    In this Deed unless the context otherwise requires:

(A)references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

(B)references to articles, sections and schedules are references to articles and sections hereof and schedules hereto; references to sub-sections or paragraphs are, unless otherwise stated, references to sub-sections of the section or paragraphs of the schedule in which the reference appears;

(C)references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa; and

(D)references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated.

ARTICLE 2
AGREEMENT TO SERVE

Indemnitee agrees to serve as a director, officer and/or employee of Weatherford Ireland. This Deed does not create or otherwise establish any right on the part of Indemnitee to be and continue to be elected or appointed a director, officer and/or employee of Weatherford Ireland or any other Group Company and does not create an employment contract between Weatherford Ireland and Indemnitee or between the Company and Indemnitee.

ARTICLE 3
INDEMNITY OF DIRECTOR/OFFICER/EMPLOYEE

3.1    Subject to ARTICLE 10, the Company shall indemnify, defend and hold harmless Indemnitee against all Expenses, damages, losses, liabilities, judgments, penalties, fines and amounts paid in settlement if Indemnitee was or is a party to or participant in, or is threatened to be made a party to or participant in, any Proceeding, including a Proceeding brought by or in the right of Weatherford Ireland and/or the Company, by reason of the fact or assertion that Indemnitee is or was a director, officer, employee, agent, or fiduciary of Weatherford Ireland and/or the Company or is or was serving at the request of Weatherford Ireland and/or the Company as a director, officer, employee, agent, or fiduciary of any other Group Company or any other company, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other Entity or enterprise or by reason of anything done or not done by Indemnitee in any such capacity.

3.2    Subject to ARTICLE 10, if Indemnitee is entitled under any provision of this Agreement to indemnification for some or a portion of Expenses, damages, losses, liabilities, judgments, penalties, fines and amounts paid in settlement, but not the total amount thereof, the Company shall indemnify, defend and hold harmless Indemnitee for such portion of the Expenses, damages, losses, liabilities, judgments, penalties, fines, amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay in connection with any Proceeding to which Indemnitee is entitled.

3.3    Subject to ARTICLE 10, the Company shall indemnify, defend and hold harmless Indemnitee against all Expenses, damages, losses, liabilities, judgments, penalties, fines and amounts paid in settlement if Indemnitee was or is a party to or participant in, or is threatened to be made a party to or participant in, any Proceeding specifically related to Indemnitee’s Employment Agreement with his prior employer dated September 23, 2016 or Indemnitee’s Separation Agreement with his prior employer dated June 30, 2017 (the “Separation Agreement”). Further, the Company agrees that in the event that Indemnitee’s prior employer takes the position that Indemnitee has forfeited any amounts due under the Separation Agreement by becoming employed by Weatherford Ireland or a Subsidiary, the Company will pay or cause to be paid to Indemnitee such amounts due under the Separation Agreement pursuant to its terms. Indemnitee agrees to cooperate in good faith with the Company to seek any available recourse on behalf of Indemnitee, Weatherford Ireland or the Company for such amounts and any related damages under the Separation Agreement.

ARTICLE 4
INDEMNIFICATION FOR EXPENSES OF A WITNESS

Subject to ARTICLE 10, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding, Indemnitee shall be indemnified by the Company against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
ARTICLE 5
DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

5.1    Indemnitee shall request indemnification pursuant to this Deed by notice in writing to the General Counsel of the Company. The General Counsel shall, promptly upon receipt of Indemnitee’s request for indemnification, advise in writing the Board and the Board Designee or such other person or persons empowered to make the determination as provided in Section 5.2 that Indemnitee has made such request for indemnification. Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption.

5.2    Upon written request by Indemnitee for indemnification hereunder, the entitlement of Indemnitee to indemnification pursuant to the terms of this Deed shall be determined in the following circumstances and by the following person or persons who, in each instance, shall be empowered to make such determination:

(a)if a Change in Control shall not have occurred,

(i)	by the Board, by a majority vote of the Disinterested Directors, or by the Board Designee; or

(ii)
if such Board vote or the Board Designee determination under (a)(i) is not obtainable or, even if obtainable, if such Disinterested Directors (by majority vote) or the Board Designee so directs, by (y) Independent Counsel in a written opinion to the Board and the Board Designee, a copy of which shall be delivered to Indemnitee; or (z) a majority vote of the shareholders of the Company; and

(b)if a Change in Control shall have occurred,

(i)	by Independent Counsel in a written opinion to the Board and the Board Designee, a copy of which shall be delivered to Indemnitee; or

(ii)	at Indemnitee’s sole option, Indemnitee shall have the right to direct that such determination be made in the manner provided in Section 5.2(a); and

(c)if indemnification is requested under Section 3.3, entitlement to such indemnification shall be automatic upon presenting satisfactory evidence of Indemnitee’s claim to the General Counsel of the Company.

5.3    For purposes of Section 5.2(a)(ii), Independent Counsel shall be selected by the Board or the Board Designee and approved by Indemnitee and for purposes of Section 5.2(b), Independent Counsel shall be selected by Indemnitee. Upon failure of the Board or the Board Designee to so select such Independent Counsel or upon failure of Indemnitee to so approve, such Independent Counsel shall be selected by a single arbitrator pursuant to the rules of the American Arbitration Association. Such determination of entitlement to indemnification shall be made not later than 60 days after receipt by the Company of a written request for indemnification. Such request shall include documentation or information which is reasonably necessary for such determination and which is reasonably available to Indemnitee. Subject to ARTICLE 10, any Expenses incurred by Indemnitee in connection with Indemnitee’s request for indemnification hereunder shall be borne by the Company irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. If the person or persons making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such persons may, subject to ARTICLE 10, reasonably prorate such partial indemnification among such claims, issues or matters in respect of which indemnification is requested.

ARTICLE 6
ADVANCEMENT OF EXPENSES

All reasonable Expenses incurred by, and advances of disbursements required of, Indemnitee in connection with any Proceeding and in connection with Indemnitee seeking an adjudication or award in arbitration pursuant to this Deed shall, at the request of Indemnitee, be paid by the Company in advance of the final disposition of any such Proceeding, adjudication or arbitration as promptly as possible, and in any event within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the Expenses incurred by, or disbursements required of, Indemnitee in connection therewith. Notwithstanding any determination as to entitlement to indemnification made pursuant to ARTICLE 5 or 7, Indemnitee agrees that it will forthwith (and, in any event, not later than twenty days from the date the Company provides a written demand therefor and irrespective of any appeal rights which the Indemnitee may have or exercise) repay any advance of funds made by the Company pursuant to this ARTICLE 6 in the event of any allegation of fraud or dishonesty in the relevant Proceeding is proved against the Indemnitee. The Company shall have the burden of proof in any determination under this ARTICLE 6. No amounts advanced hereunder shall be deemed an extension of credit by the Company to Indemnitee.
ARTICLE 7
REMEDIES OF INDEMNITEE IN CASES OF DETERMINATION NOT TO INDEMNIFY OR TO ADVANCE EXPENSES OR FAILURE TO TIMELY PAY

7.1    In the event that: (a) a determination is made that Indemnitee is not entitled to indemnification hereunder; (b) payment has not been timely made following a determination of entitlement to indemnification pursuant to ARTICLE 5; or (c) Expenses or disbursements required of the Indemnitee are not advanced pursuant to ARTICLE 6, Indemnitee shall be entitled to apply to the Court or any other court of competent jurisdiction for a determination of Indemnitee’s entitlement to such indemnification, indemnification payment or advance.

7.2    Alternatively to Section 7.1, Indemnitee, at Indemnitee’s sole option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within sixty days following Indemnitee’s filing of the request for arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim.

7.3    A judicial proceeding or arbitration pursuant to this ARTICLE 7 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination otherwise made hereunder (if so made) that Indemnitee is not entitled to indemnification. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or advance hereunder, the Company shall pay all reasonable Expenses actually incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings) (the “Article 7 Expenses”); provided that the Indemnitee agrees that it will forthwith (and, in any event, not later than twenty days from the date the Company provides a written demand therefor and irrespective of any appeal rights which the Indemnitee may have or exercise) repay such Article 7 Expenses in the event that any allegation of fraud or dishonesty is proved against the Indemnitee in the Proceeding in respect of which the Indemnitee was seeking indemnification or an advance of monies hereunder.

ARTICLE 8
OTHER RIGHTS TO INDEMNIFICATION

8.1    The indemnification and advancement of Expenses provided by this Deed shall not be deemed exclusive of any other right to which Indemnitee previously, now or in the future may be entitled under any provision of the Company’s memorandum of association, bye-laws, any other agreement (including any agreement between Indemnitee and any other Group Company), vote of shareholders of the Company, the Board or Disinterested Directors, provision of law, or otherwise; provided that the Company shall not be obligated under this Deed to make any payment pursuant to this Deed for which payment has been actually made to or on behalf of Indemnitee by or on behalf of any of the Group Companies under any insurance policy or other indemnity provision, except in respect of any excess beyond the amount paid under any such insurance policy or other indemnity provisions.

8.2    In the event of any payment under this Deed, the Group Companies shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute at the request of the Company all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company and/or Weatherford Ireland to bring suit to enforce such rights.

ARTICLE 9
ATTORNEYS’ FEES AND OTHER EXPENSES TO ENFORCE DEED

In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Deed is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Deed, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall, subject to ARTICLE 10, be entitled to recover from the Company and shall be indemnified by the Company against, any Expenses reasonably incurred by Indemnitee; provided that in bringing any action for adjudication or award in arbitration to enforce Indemnitee’s rights, Indemnitee acted in good faith.
ARTICLE 10
LIMITATION OF INDEMNIFICATION

Notwithstanding any other terms of this Deed, nothing herein shall indemnify Indemnitee against, or exempt Indemnitee from, any liability arising from or in connection with or in respect of Indemnitee’s fraud or dishonesty proved against the Indemnitee; provided that, to the extent Bermuda applicable law changes after the date of this Deed so that the Company may, under such law, at the applicable time, indemnify Indemnitee to an extent greater than provided in this Deed (as a result of the restrictions contained herein or current law), the Company shall indemnify Indemnitee to the fullest extent permitted under applicable law at such time, as so changed.
ARTICLE 11
LIABILITY INSURANCE

To the extent the Company maintains an insurance policy or policies providing directors’, officers’ and employees’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director, officer or employee.
ARTICLE 12
DURATION OF DEED

This Deed shall apply with respect to Indemnitee’s occupation of any of the position(s) described in Section 3.1 of this Deed prior to the date of this Deed and with respect to all periods of such service after the date of this Deed, even though Indemnitee may have ceased to occupy such positions(s).

ARTICLE 13
NOTICE OF PROCEEDINGS BY INDEMNITEE

13.1    Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification hereunder; provided that the failure to so notify the Company will not relieve the Company from any liability it may have to Indemnitee except to the extent that such failure materially prejudices the Company’s ability to defend such claim. With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a)    the Company will be entitled to participate therein at its own expense; and

(b)    except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Deed for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than, subject to ARTICLE 10, reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and Expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee and not subject to indemnification hereunder unless (a) the employment of counsel by Indemnitee has been authorized by the Company; (b) in the reasonable opinion of counsel to Indemnitee there is or may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding; or (c) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases, subject to ARTICLE 10, the reasonable Expenses of counsel shall be at the expense of the Company.

13.2    Neither the Company nor Indemnitee shall settle any claim without the prior written consent of the other (which shall not be unreasonably withheld, conditioned or delayed).

ARTICLE 14
NOTICES

Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, facsimile, email or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this ARTICLE 14). Any notice sent by post as provided in this ARTICLE 14 shall be deemed to have been served five Business Days after dispatch and any notice sent by facsimile or email as provided in this ARTICLE 14 shall be deemed to have been served at the time of dispatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile or email that such facsimile or email was duly dispatched to a current facsimile number or email address of the addressee.

Company -
Weatherford International Ltd.
c/o Weatherford International, LLC
2000 St. James Place
Houston, TX 77056
Attn: General Counsel
Email: LegalWeatherford@weatherford.com

Indemnitee -
Name:	Karl Blanchard
Address:	9172 Roundtree Drive
Highlands Ranch, CO 80126

ARTICLE 15
MISCELLANEOUS

15.1    Notwithstanding the expiration or termination of this Deed howsoever arising, such expiration or termination shall not operate to affect such of the provisions hereof as are expressed or intended to remain in full force and effect.

15.2    If any of the sections, conditions, covenants or restrictions of this Deed or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such section, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective so as to give effect as nearly as possible to the intent manifested by such section, condition, covenant or restriction.

15.3    This Deed shall be binding upon the Company and its successors and assigns (including any transferee of all or substantially all of its assets and any successor or resulting company by any Corporate Transaction or otherwise) and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, estate, devises, executors, administrators or other legal representatives.

15.4    This Deed constitutes the entire agreement between the Parties relating to the matters covered hereby; provided that this Deed shall not supersede any other indemnification agreement between Indemnitee and Weatherford Ireland or any Group Company (other than the Company) or any indemnification obligation of Weatherford Ireland or any Group Company to Indemnitee.

15.5    No provision in this Deed may be amended unless such amendment is agreed to in writing and signed by Indemnitee and by a duly authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision of this Deed to be performed by such other Party shall be deemed a waiver of any other condition or provision hereof (whether similar or dissimilar) nor shall such waiver constitute a continuing waiver. Any waiver must be in writing and signed by Indemnitee or a duly authorized officer of the Company, as the case may be.

15.6    The headings in this Deed are inserted for convenience only and shall not affect the construction of this Deed.

15.7    This Deed may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

15.8    The terms and conditions of this Deed and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of the Islands of Bermuda. The Parties to this Deed hereby irrevocably agree that the courts of Bermuda shall have non-exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings (“Deed Proceedings”) which may arise out of or in connection with this Deed and waive any objection to Deed Proceedings in the courts of Bermuda on the grounds of venue or on the basis that the Deed Proceedings have been brought in an inconvenient forum; provided that any matters that are referred to arbitration pursuant to Section 5.3 or 7.2 shall be exclusively determined by such arbitral proceedings which shall be conducted by a single arbitrator, in the English language and in Houston, Texas, USA.

15.9    All payments made by the Company to Indemnitee hereunder shall be deemed to have been made in the ordinary course of business of the Company, and shall not be deemed to be extraordinary payments.

15.10    The Company expressly confirms and agrees that it has entered into this Deed and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve, continue to serve and to take on additional service for or on behalf of Weatherford Ireland, and the Company acknowledges that Indemnitee is relying upon this Deed in serving, continuing to serve and taking on additional service for or on behalf of Weatherford Ireland.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Deed as deed and delivered it on the date first written above.

SIGNED as a DEED	)
by Tan Kah Huan	)
authorized signatory for	)	/s/ Tan Kah Huan
Weatherford International Ltd.	)

in the presence of:

Witness:

Address:

SIGNED as a DEED	)
by Karl Blanchard	)	/s/ Karl Blanchard

in the presence of:

Witness:

Address:

[Signature Page to Bermuda Indemnity Agreeement]